                                                                    EXHIBIT 3.27

                                 AMENDMENT NO. 1
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             TRW AUTOMOTIVE U.S. LLC

         This Amendment No. 1 to the Limited Liability Company Agreement of TRW
Automotive U.S. LLC (the "Company"), dated as of December 30, 2002 (the
"Agreement"), is made by and among Northrop Grumman Space & Mission Systems
Corp., a Delaware corporation ("NGS&MS") and TRW Automotive Safety Systems Inc.,
a Delaware corporation ("TASSI"), pursuant to Section 6.2 of the Agreement.

                               W I T N E S S E T H

         WHEREAS, NGS&MS, being the sole member of the Company, has transferred its entire interest in the Company to TASSI, pursuant to a Contribution
Agreement, dated as of January 30, 2003, entered into by and among NGS&MS, TRW
Delaware Inc., a Delaware corporation, and TASSI (the "Contribution Agreement")
providing for the contribution by NGS&MS all of the interest in the Company held by NGS&MS to TRW Delaware Inc., who in turn contributed of all of the interest in the Company to TASSI; and

         WHEREAS, in accordance with Section 4.4 of the Agreement and the
Contribution Agreement, NGS&MS transferred 1,000 common units of the Company to
TASSI by contribution, now desires to amend the Agreement to remove NGS&MS as the sole member of the Company and to make TASSI the sole member of the Company.

         NOW, THEREFORE, in consideration of the foregoing and the covenant of the parties set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, subject to the terms and conditions set forth herein, the parties agree as follows:

          1.   Section 2.1. Pursuant to Section 6.2 of the Agreement, the
               following amendment to the Agreement is hereby authorized, adopted and approved in all respects. Section 2.1 of the
               Agreement is deleted in its entirety and replaced with the following:

               "Section 2.1 The Member. The name and address of the Member is as follows:

               Name                                        Address
               ----                                        -------
               TRW Automotive Safety Systems Inc.          1900 Richmond Road
                                                           Cleveland, OH  44124"

          2.   Assumption. Pursuant to Section 4.4 of the Agreement, TASSI
               hereby assumes and agrees to be liable for each and every duty and obligation of NGS&MS

               related to the Agreement and hereby agrees to be bound by the terms of the Agreement.

          3.   Effective Time. This Amendment shall take effect as of the date set forth below.

          4.   Governing Law. This Amendment shall be interpreted, governed, and construed under the laws of the State of Delaware without regard to the conflicts of laws provisions thereof that would cause the laws of any jurisdiction other than the State of Delaware to apply.

          5.   Counterparts. This Amendment may be executed in multiple
               counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the parties.

          6.   Further Assurances. Each party shall, without additional
               consideration, execute and deliver such further instruments and take such further actions as may be reasonably requested by the other party to make effective the transactions contemplated by this Amendment.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective signatories duly authorized as of this 30th day of January, 2003.

                              NORTHROP GRUMMAN SPACE & MISSION
                              SYSTEMS CORP

                          By: /s/  Albert F. Myers
                                 ----------------------------------------------
                              Name:        Albert F. Myers
                              Title:       President, Chief Executive Officer,
                                           Chief Financial Officer and Treasurer

                              TRW AUTOMOTIVE SAFETY SYSTEMS INC.

                              By:  /s/  David B. Goldston
                                 ----------------------------------------------
                                   Name:   David B. Goldston
                                   Title:  Vice President and Secretary

SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRW AUTOMOTIVE U.S. LLC LIMITED LIABILITY
COMPANY AGREEMENT

                                 AMENDMENT NO. 2
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             TRW AUTOMOTIVE U.S. LLC

     This is Amendment No. 2 to the TRW Automotive U.S. LLC Limited Liability
Agreement dated December 30, 2002 (the "LLC Agreement").

     Reference is hereby made to a certain Master Purchase Agreement between
Northrop Grumman Corporation and BCP Acquisition Company L.L.C., dated as of
November 18, 2002 as amended (the "Master Purchase Agreement"). Pursuant to such
Master Purchase Agreement all of the membership units of TRW Automotive U.S. LLC
(the "Company") have been transferred from Northrop Grumman Space & Mission
Systems Corp. to BCP Acquisition Company L.L.C. and subsequently to TRW
Automotive Inc. (formerly known as TRW Automotive Acquisition Corp.) (such transaction, the "Transfer"). This Amendment No. 2 is being executed on behalf merely to acknowledge the change in the sole member of the Company following the
Transfer.

     Pursuant to Section 6.2 of the LLC Agreement, the following amendment to the LLC Agreement is hereby authorized, adopted and approved in all respects.

     1.   Section 2.1. Section 2.1 is deleted in its entirety and replaced with the following:

          Section 2.1. The Member. The name and address of the member is as follows:

          Name                              Address
          ----                              -------
          TRW Automotive Inc.               12025 Tech Center Drive
                                            Livonia, Michigan 48150

     2.   Assumption. Pursuant to Section 4.4 of the LLC Agreement, TRW
          Automotive Inc. hereby assumes and agrees to be liable for each and every duty and obligation of TRW Automotive Safety Systems Inc. (now known as Richmond TASSI Inc.) related to the LLC Agreement and
          Amendment No. 1 and hereby agrees to be bound by the terms of the LLC
          Agreement and Amendment No. 1.

     3.   Effective Time. This Amendment No. 2 shall take effect as of
          February 28, 2003.

     IN WITNESS WHEREOF, the party hereto has executed this Amendment as of the
29th day of May, 2003.

                                      TRW AUTOMOTIVE INC.

                                      By:  /s/  David L. Bialosky
                                         --------------------------------------
                                           Name:   David L. Bialosky
                                           Title:  Vice President and Secretary

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             TRW AUTOMOTIVE U.S. LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of TRW
Automotive U.S. LLC (the "Company") dated as of this 30th day of December, 2002, by Northrop Grumman Space & Mission Systems Corp. (f/k/a/ TRW Inc.), as the sole member of the Company (the "Member").

                                     RECITAL

     The Member has formed the Company as a limited liability company under the laws of the State of Delaware and desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the "Act"), governing the affairs of the Company and the conduct of its business.

                                   ARTICLE I

                          THE LIMITED LIABILITY COMPANY

     Section 1.1. Formation. The Member has previously formed the Company as a limited liability company pursuant to the provisions of the Act. A certificate of formation for the Company as described in Section 18-201 of the Act (the
"Certificate of Formation") has been filed in the Office of the Secretary of
State of the State of Delaware in conformity with the Act. The Member authorized
Mary E. Keogh to file the Certificate of Formation with the Secretary of State of the State of Delaware on behalf of the Company.

     Section 1.2. Name. The name of the Company shall be "TRW Automotive U.S.
LLC" and its business shall be carried on in such name with such variations and changes as the Member shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

     Section 1.3. Business Purpose; Powers. The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

     Section 1.4. Registered Office and Agent. The location of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the
City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     Section 1.5. Term. Subject to the provisions of Article IV below, the
Company shall have perpetual existence.

                                   ARTICLE II

                    THE MEMBER AND MANAGEMENT OF THE COMPANY

     Section 2.1. The Member. The name and address of the Member is as follows:

     Name                          Address
     ----                          -------
     TRW Inc.                      1900 Richmond Road
                                   Cleveland, Ohio 44124

     Section 2.2. Actions by the Member; Meetings. The Member may approve a matter or take any action at a meeting or without a meeting by the written consent of the Member. Meetings of the Member may be called at any time by the member.

     Section 2.3. Liability of the Member. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the
Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

     Section 2.4. Power to Bind the Company. The Member (acting in its capacity as such) shall have the authority to bind the Company to any third party with respect to any matter.

     Section 2.5. Admission of Members. New members shall be admitted only upon the approval of the Member.

     Section 2.6. Management by the Member. The management of the Company is fully reserved to the Member, and the Company shall not have "managers," as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, who shall make all decisions and take all actions for the Company. In managing the business and affairs of the
Company and exercising its powers, the Member shall act through resolutions adopted in written consents. Decisions or actions taken by the Member in accordance with this Agreement shall constitute decisions or actions by the
Company and shall be binding on the Company.

     Section 2.7. Officers and Related Persons. The Member shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Member deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

                                  ARTICLE III

                       CAPITAL STRUCTURE AND CONTRIBUTIONS

     Section 3.1. Capital Structure. The capital structure of the Company shall consist of one class of interests represented by Common Units (the "Common
Units"). All Common Units shall be identical with each other in every respect.
The Member shall own all of the Common Units issued and outstanding. The Company is authorized to issue One Thousand (1,000) Common Units.

     Section 3.2. Certificates.

          (a) The Common Units shall be certificated in a form substantially similar to Exhibit A hereto. To be properly issued the certificate representing the Common Units outstanding must be duly executed by a President or a Vice
President of the Company.

          (b) Each unit certificate shall bear the following legend:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
  UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),
  AND MAY NOT BE OFFERED, SOLD OR OTHERWISE DISPOSED OF OR TRANSFERRED
  UNLESS REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH
  REGISTRATION IS AVAILABLE. IN THE CASE OF A TRANSFER OTHER THAN
  PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, THE
  HOLDER SHALL, AT THE REQUEST OF COMPANY, PROVIDE TO COMPANY AN OPINION
  OF COUNSEL THAT THE TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE
  ACT

     All Members shall be bound by the requirements of such legends to the extent that such legends are applicable.

          (c) The Company may issue a new certificate in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When issuing such new certificate, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the holder of such lost, stolen or destroyed certificate, or the holder's legal representative, to advertise the same in such manner as the Company shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

     Section 3.3. Capital Contributions. From time to time, the Member may determine that the Company requires capital and may make capital contribution(s)
in an amount determined by the Member. A capital account shall be maintained for the Member, to which

contributions and profits shall be credited and against which distributions and losses shall be charged.

                                   ARTICLE IV

                        PROFITS, LOSSES AND DISTRIBUTIONS

     Section 4.1. Profits and Losses. For financial accounting and tax purposes, the Company's net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Member. In each year, profits and losses shall be allocated entirely to the Member.

     Section 4.2. Distributions. The Member shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Units, the determined amount when, as and if declared by the Member. The distributions of the Company shall be allocated entirely to the Member.

     Section 4.3. Events of Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events (each, an
"Event of Dissolution"):

          (a) the Member votes for dissolution; or

          (b) a judicial dissolution of the Company under Section 18-802 of the
Act.

     Section 4.4. Transfer of Interests in the Company. The Member may sell, assign, transfer, convey, gift, exchange or otherwise, dispose of any or all of its Common Units and, upon receipt by the Company of a written agreement executed by the person or entity to whom such Common Units are to be transferred agreeing to be bound by the terms of this Agreement, such person shall be admitted as a member.

                                   ARTICLE V

                         EXCULPATION AND INDEMNIFICATION

     Section 5.1. Exculpation. Notwithstanding any other provisions of this
Agreement, whether express or implied, or any obligation or duty at law or in equity, neither the Member, nor any officers, directors, stockholders, partners, employees, affiliates, representatives or agents of the Member, or any officer, employee, representative or agent of the Company (individually, a "Covered
Person" and, collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement,

provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

     Section 5.2. Indemnification. To the fullest extent permitted by law, the
Company shall indemnify and hold harmless each Covered Person from and against any and all civil, criminal, administrative or investigative losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings,
("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 5.2 with respect to (i) any Claim with respect to which such
Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim
(or part thereof) (A) was brought to enforce such Covered Person's rights to indemnification hereunder or (B) was authorized or consented to by the Member.
Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 5.2.

     Section 5.3. Amendments. Any repeal or modification of this Article V by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article V, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.1. Tax Treatment. Unless otherwise determined by the Member, the
Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the
Company shall timely make any and all necessary elections and filings for the
Company treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

     Section 6.2. Amendments. Amendments to this Agreement and to the
Certificate of Formation shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the
Member or if none is specified as of the date of such approval or as otherwise provided in the Act.

     Section 6.3. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability, provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

     Section 6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

     Section 6.5. Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

                                   * * * * * *

     IN WITNESS WFIEREOF, the undersigned has duly executed this Agreement as of the day first above written.

                                           NORTHROP GRUMMAN SPACE & MISSION
                                           SYSTEMS CORP.

                                           By:  /s/  Kathleen M. Salmas
                                              ------------------------------
                                           Name: Kathleen M. Salmas
                                           Title:   Secretary

                                                                       EXHIBIT A

                                     FORM OF

                     CERTIFICATE EVIDENCING COMMON UNITS OF
                             TRY AUTOMOTIVE U.S. LLC

Units:  [NUMBER]                                                      No. C- [ ]

THIS CERTIFIES THAT Northrop Grumman Space & Mission Systems Corp., an Ohio
corporation, is the registered holder of [NUMBER OF UNITS] Common Units, of TRW
Automotive U.S. LLC (the "Company") transferable only on the books of the
Company by the holder hereof, in person or by a duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer for the Common Units represented by this
Certificate, subject to certain restrictions contained in the Certificate of
Formation of the Company, dated October 18, 2002, and the Limited Liability
Company Agreement, dated as of the twelfth day of November, 2002.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers this __ day of [MONTH], 2002.

BY: ______________________
NAME:
TITLE:

                                      A-1